Exhibit 99.1

VICOR TECHNOLOGIES, INC.

Annual Meeting of Stockholders — [                    ], 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Fater and Jerry M. Anchin, Ph.D., as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.0001 par value per share, of Vicor Technologies, Inc. (the ‘‘Corporation’’) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation (the ‘‘Meeting’’) to be held on [            ,                             ], 2007, at 10:00 a.m., local time, at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida and at any adjournment thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, the undersigned understands that the proxies will vote in accordance with the recommendation of the board of directors an in each proxy’s discretion on any other matters that are properly raised at the meeting or when the meeting reconvenes if it is adjourned or postponed.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Vicor’s Board of Directors unanimously recommends that you vote ‘‘FOR’’ election of all listed director nominees, and ‘‘FOR’’ proposals (1), (3), (4), (5) and (6).	Mark Here For Address Change or Comments

PLEASE SEE REVERSE SIDE

1.	PROPOSAL TO APPROVE THE MERGER AND APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 28, 2006, AND AS AMENDED ON DECEMBER 6, 2006, BY AND AMONG SRKP 6, INC., VICOR ACQUISITION CORP., AND VICOR TECHNOLOGIES, INC.	FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO ELECT TWO CLASS I DIRECTORS TO THE VICOR BOARD OF DIRECTORS TO SERVE UNTIL 2008, ONE CLASS II DIRECTOR TO THE VICOR BOARD OF DIRECTORS TO SERVE THREE-YEAR TERMS TO EXPIRE IN 2009, AND ONE CLASS III DIRECTOR TO THE VICOR BOARD OF DIRECTORS TO SERVE THREE-YEAR TERMS TO EXPIRE IN 2010.
To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and strike through the name(s) of the nominee(s) you wish to withhold:
Class I: James E. Skinner, Ph.D. David H. Fater
Class II: Jerry M. Anchin, Ph.D.
	Class III: Edward Wiesmeier, M.D.	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DASZKAL BOLTON LLP AS VICOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2006.	FOR	AGAINST	ABSTAIN
4.	PROPOSAL TO PERMIT THE CASHLESS EXERCISE OF SUBSTANTIALLY ALL OF VICOR’S OUTSTANDING WARRANTS AND OPTIONS.	FOR	AGAINST	ABSTAIN
5.	PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF ANY OF THE BOARD PROPOSALS.	FOR	AGAINST	ABSTAIN
6.	IN THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY, TO APPROVE SUCH OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:	Date:
Printed Name:	Address:

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IF YOU ELECT TO VOTE BY MAIL, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

(Reverse Side)